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                                                                   Exhibit 10.25

                               GUARANTY AGREEMENT

This Guaranty Agreement (the "Guaranty"), dated as of August 11, 1999, is entered into by and between Radian Guaranty Inc. ("Radian"), a Pennsylvania domiciled insurance company, and Amerin Guaranty Corporation ("Amerin"), an Illinois domiciled insurance company.

                                   WITNESSETH:

WHEREAS, Amerin and Radian are wholly owned subsidiaries of Radian Group Inc., a Delaware domiciled insurance holding company; and

WHEREAS, both parties desire to be awarded claims paying ability ratings of "AA" by Standard & Poor's and Duff & Phelps Credit Rating Company and "Aa3" by Moody's Investors Services, Inc.; and

WHEREAS, each party is willing to guaranty the capacity of the other party to pay all legitimate insurance and reinsurance claims of such other party on a timely basis to the extent that such other party fails or is unable to satisfy such claims in full and as is necessary for such other party to be awarded the aforementioned claims paying ability ratings; and

WHEREAS, the corporate interests of Radian, Amerin and Radian Group Inc. will be enhanced by entering into this Guaranty.

NOW, THEREFORE, in consideration of the foregoing, the parties do hereby agree as follows:

SECTION 1. RADIAN GUARANTY. Radian UNCONDITIONALLY AND IRREVOCABLY GUARANTEES to Amerin, for the benefit of the owners of insurance and reinsurance contracts issued by Amerin (the "Amerin's Insureds"), that it will during the term of this Guaranty, on demand by Amerin, make funds available in cash to Amerin for the full and complete payment when due of all claims, obligations and liabilities of Amerin including all claims made under all insurance or reinsurance contracts issued or assumed by Amerin (collectively, the "Guaranteed Amerin Obligations"). This Guaranty shall inure to the benefit of all of Amerin's Insureds and they are hereby made third-party beneficiaries and may directly claim upon and enforce the obligations of Radian hereunder as provided herein. This Guaranty shall include the full and complete payment of the amount of any claim on any Guaranteed Amerin Obligation paid by Amerin which is subsequently voided in whole or in part as a preferential payment under applicable law, including proceedings in bankruptcy, insolvency, reorganization or other similar laws affecting creditor's rights generally.

SECTION 2. AMERIN GUARANTY. Amerin UNCONDITIONALLY AND IRREVOCABLY GUARANTEES to Radian, for the benefit of the owners of insurance and reinsurance contracts issued by Radian (the "Radian's Insureds"), that it will during the term of this Guaranty, on demand by Radian, make funds available in cash to Radian for the full and complete payment when due of all claims, obligations and liabilities of Radian including all claims made under all insurance or reinsurance contracts issued or assumed by Radian (collectively, the Guaranteed Radian Obligations"). This Guaranty shall inure to the benefit of all of Radian's Insureds and they are
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hereby made third-party beneficiaries and may directly claim upon and enforce the obligations of Amerin hereunder as provided herein. This Guaranty shall include the full and complete payment of the amount of any claim on any claim on any Guaranteed Radian Obligation paid by Radian which is subsequently voided in whole or in part as a preferential payment under applicable law, including proceedings in bankruptcy, insolvency, reorganization or other similar laws affecting creditor's rights generally.

SECTION 3. OBLIGATIONS UNCONDITIONAL. The obligations under this Guaranty are irrevocable and unconditional to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge of a surety or guarantor, including fraud in the inducement or fact; the intent of this Guaranty being that the obligations hereunder shall be absolute and unconditional under all circumstances and shall not be discharged except by payment as provided for herein. In order to confirm that a payment hereunder is permitted by applicable law, the parties hereto shall provide at least thirty days prior notice of such payment to the insurance department of the state in which the party obliged to make such payment is domiciled. Radian and Amerin hereby expressly waive diligence, presentment, notice of acceptance and any requirement that the other party hereto exhaust any right, remedy or proceed against any obligor.

SECTION 4. SUBROGATION. Each party hereby unconditionally agrees that until the payment and satisfaction in full of all payments guaranteed hereby, it shall not exercise any right or remedy arising by reason of any performance by it of this Guaranty, whether by subrogation or otherwise, against the other party.

SECTION 5. NO WAIVER. No failure on the part either party hereto to exercise, no delay in exercising, and no course of dealing with respect to, any right or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy hereunder preclude any other further exercise thereof or the exercise of any other right or remedy.

SECTION 6. CONTINUING EFFECT; ASSIGNMENT. This Guaranty is a continuing guarantee and it:

         (i) shall apply to all insurance or reinsurance contracts issued or assumed by the parties during the term of this Guaranty;

         (ii) shall remain in full force and effect until payment in full of such contractual liabilities;

         (iii) shall be binding upon the parties, their successors and assigns;

         (iv) shall, notwithstanding the insolvency of Amerin nor any payment made by Radian to Amerin or a liquidator, receiver or conservator thereof, inure to the benefit of, and be enforceable by, Amerin's Insureds, its successors and assigns, to the extent of claims on Guaranteed Amerin Obligations which are not satisfied by Amerin; and

         (v) shall, notwithstanding the insolvency of Radian nor any payment made by Amerin to Radian or a liquidator, receiver or conservator thereof, inure to the benefit of, and be


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         enforceable by, Radian's Insureds, their successors and assigns, to the extent of claims on Guaranteed Radian Obligations which are not satisfied by Radian.

SECTION 7. RANK. The obligations of each party hereunder are intended to rank equally with all other policy obligations of such party, whether now or hereafter outstanding and which are not otherwise contractually subordinated.

SECTION 8. CONSIDERATION. Each party has entered into this Guaranty in consideration of the other party entering into this Guaranty.

SECTION 9. EFFECTIVE DATE, AMENDMENT, MODIFICATION OR TERMINATION. The term of this Guaranty shall commence on the date noted in the first paragraph hereof. This Guaranty may not be amended or modified provided, however, either party may terminate its obligations hereunder by giving written notice of such termination to the other party, at least thirty (30) days prior to such termination. Such notice shall also be provided to each of the three aforementioned rating agencies, which will also be provided thirty (30) days' prior written notice of any amendment or modification. Such termination shall not affect each party's continuing liability with respect to obligations guaranteed prior to the date of termination.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Guaranty as of the day and year first above written.

RADIAN GUARANTY INC.

By:      _____________________________
Title:   _____________________________

AMERIN GUARANTY CORPORATION

By:      _____________________________
Title:   _____________________________


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